EXHIBIT 10.3

EXHIBIT B (i)

CONSULTING AGREEMENT

THIS AGREEMENT dated for as of the date December 7, 2015

BETWEEN:

Mr. Andy Smith

(The “Consultant”)

OF THE FIRST PART

AND:

Xplosion Incorporated

(The “Company”, the “Client”)

OF THE SECOND PART

WHEREAS:

A. The Client, is the Distributor of the SayberX product(s) as manufactured by Interactive Holdings Limited (“SayberX”) under its agreement with Interactive Holdings Limited dated December ___ 2015 (the Distribution Agreement) – such product manufacturer of SayberX being currently owned by the Consultant. The Company desires to retain the Consultant, to assist and manage with the undertaking of the global sales and distribution for the SayberX product(s), and

B. The Company, desires to retain the Consultant to perform services for the Company in accordance with the terms the set out below

THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, mutual covenants and Agreements herein contained, the parties hereto covenant and agree with each other as follows:

1.00 APPOINTMENT

1.01 The Company hereby engages the Consultant as an independent contractor to manage the sales and marketing and global distribution plans and strategies for the SayberX product(s) as exclusively represented by Xplosion Incorporated - in accordance with the Company’s business plan, investment, capitalization and available funds to support these efforts throughout the Term (as hereinafter defined) on the terms and conditions herein set forth.

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2.00 TERM

2.01 The engagement of the Consultant hereunder will be for a term of no less than three (3) years commencing as and from the date of execution (the “Term”), subject to earlier termination as provided for herein. Together with any extension thereof agreed by the parties from time to time acting at all times in good faith and to mirror any extensions to the Term of the Distribution Agreement.

3.00 REMUNERATION

3.1 The Company will pay to the Consultant a fee of 7.5% of all yearly gross profits of the Company in so far as such profits relate to the sale of any products which use or utilize the Technology IP (as defined in the Distribution Agreement) to be calculated and paid in accordance with clause 3.3 below (“the Consultancy Fees”).

3.2 An annual bonus paid to the Consultant on the first and any subsequent anniversary of the date if execution of this Agreement as a cash bonus of 2.5% of each years gross annual target sales should such target sales be reached (“the Bonus”).

3.3 The Consultancy Fees in consideration of the supply of the consultancy services set out above the fees shall be calculated as to 7.5% of each months gross profit of the Company (monthly in arrears) with any adjustments to be made in the final month of any one year in relation to the yearly gross profit. The Consultancy Fees will be paid on a monthly basis in arrears throughout the Term of this Agreement.

3.4 It is agreed the Company will commit to a certain level of expenditure for advertising, marketing and staffing as the Exclusive Global Distributor, such budget that will be mutually developed between the Companies as part of the Consulting services.

i)

It is understood that the budget as per this Item 3.4, covering the Distribution of the Technology IP, can and shall be properly developed once the Technology IP is properly and entirely certified, fully-tested for consumer use, and it is therein set for final product manufacturing, it is packaged effectively and it carries market product warranty coverage and finally has specific delivery timelines associated to it; until such time, the Consultant will endeavor to promote the product always in good faith for the Company.

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4.00 TERMS AND CONDITIONS OF CONSULTANCY

4.01 The Consultant will serve the Company as defined always working in the most profitable and efficient manner to the best of his ability always taking in to account the obligations that the Consultant owes to SayberX.

4.02 The Consultant shall carry out such further duties and projects as reasonably requested by the President of the Company (acting at all times in good faith) and as further defined in Article 2 b (iii) of the Exclusive Rights Agreement hereto, and shall report to the President or such other person as the President may advise.

4.03 The Consultant does not have the power to enter into any contracts on behalf of the Company and without limiting the generality of the foregoing, to authorize any borrowing, financial commitments, lending, pledging, selling, assigning or employment without the specific written approval of the Company save in relation to any and all pre agreed agreements that may be required from time to time for the Consultant to carry out and perform the services to the Company.

4.04 The Consultant will well and faithfully serve the Company during the continuance of his term of engagement hereunder and will use his reasonable commercial efforts to promote the interests of the Company and its Business.

5.00 CONFIDENTIALITY AND INVENTIONS AGREEMENT

5.01 For purposes of this Agreement, the term Confidential Information (which is owned by the Company) includes any information in any form or medium, including without limitation written records, documents, computer-readable disks, tapes, printouts, sound recordings, photographs, reproductions, sketches, notes, or copies or excerpts of them, or other documents or materials, that the Company considers (acting at all times reasonably and in good faith) confidential, whether or not marked as confidential. Confidential Information includes inventions, software, source code, object code, algorithms, procedures, databases, compilations, technical data, formulas, theories, methods, equipment, samples, designs, data, specifications, drawings, blueprints, prototypes, models, business plans, customer lists, contacts and information, sales and marketing reports, proposals, prices, costs, personnel and payroll records, mailing lists, accounting records, and other trade secrets and information concerning the businesses and other ventures which the Company now operates or may operate in the future made by the Company. For purposes of this Agreement, the terms “contractor,” and derivatives thereof include without limitation “consultant” and “independent contractor,” and use of the terms “contractor” or derivatives shall not be deemed to create an employer-Consultant relationship between the Company and the undersigned. In regard to the above, the Consultant agrees as follows:

(a)

during the of the this agreement with the Company, the Consultant will not disclose or make use of any Confidential Information except as necessary for the performance of his duties as an contractor of the Company or as authorized in writing by the Company such authority not to be unreasonably withheld or delayed;

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(b)	after the termination of this Agreement by the Company, the Consultant will not disclose or make use of any Confidential Information for any purpose, either on his own behalf or on behalf of another person, entity, or business;

(c)	during the term of this Agreement with the Company, the Consultant will not provide to the Company or make use of any trade secrets or other confidential information belonging to another employer or other third party without the express approval of both the Company and such other employer or other third party;

(d)	the Consultant represents that he is not subject to any confidentiality, non-competition, or other agreement with any other third party that would conflict with this Agreement or prevent him from performing all his assigned duties as an contractor of the Company save for its agreement with INTERACTIVE HOLDINGS Limited;

(e)	upon demand by the Company or upon termination of the Consultant Agreement for any reason, the Consultant will immediately assemble all property and records of the Company in his possession or under his control, including all copies, excerpts, derivations and duplications thereof, and return them promptly and unconditionally to the Company; and

(f)	the Consultant agrees that during the Term of this Agreement and for a period of one (1) year after the termination of its employment/engagement for any reason, it will not knowingly, either directly or indirectly, for itself or for any other person or entity, hire , solicit or induce (other than to the extent of normal advertising of positions open) any Consultant, independent contractor or consultant of the Company to leave their employment or engagement or to cease doing business with the Company save that if this Consultancy Agreement is terminated the Consultant may continue to work with any other person or persons contracted to or employed by SayberX who is also contracted to the Company.

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6.00 RESTRICTIVE COVENANT

6.01 The Consultant covenants and agrees with the Company that it will not within a one (1) year period, without the prior written consent of the Company:

(a)

directly or indirectly, use or disclose to any person, except duly authorized officers and Consultants of the Company entitled thereto, any trade secret, business data, or other information acquired by him by reason of his involvement and association with the Company.

6.02 As it is recognized by all the parties hereto that irreparable damage would result from any violation of Paragraph 6.01 above, it is expressly agreed that, in addition to any and all of the remedies available to it, each party will have the immediate remedy of injunction or such other equitable relief as may be decreed or issued by any court of competent jurisdiction to enforce Paragraph 6.01 hereof.

6.03 In the event that any clause or operation of Paragraph 6.01 or 6.02 is unenforceable or declared invalid for any reason whatever, such unenforceability or invalidity will not affect the enforceability or validity of the remaining portions of Paragraphs 6.01 and 6.02 and such unenforceability or invalidity will be severable from such paragraphs and this Agreement.

7.00 CONSULTANT NON-COMPETE CLAUSE

For good and valuable consideration the receipt of which is hereby acknowledged together with the payment of the Consultancy Fees, Mr. ANDREW Smith, the undersigned Consultant, hereby agrees not to directly or indirectly compete with the business of Xplosion Incorporated and its successors during the Term of this Agreement.

The Consultant acknowledges that the Company may, in reliance of this agreement, provide the Consultant access to trade secrets, customers and other confidential data and good will. The Consultant agrees to retain said information as confidential and not to use said information on his or her own behalf or disclose same to any third party. The Consultant also agrees to take reasonable security measures to prevent accidental disclosure.

The Consultant shall not own, manage, operate, consult or be employed in a business substantially similar to, or competitive with, the present business of the Company or such other business activity in which the Company may substantially engage during the term of this Agreement; except for INTERACTIVE HOLDINGS Limited (Hong Kong) or any successors and or assigns.

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8.00 TERMINATION

8.01 This Agreement may be terminated in the following manner and in the following circumstances:

(a)

At any time by notice in writing from the Company to the Consultant for cause, including, but not limited to, a material and ongoing breach by the Consultant which has not been remedied within 30 days of notice of such breach being received by the Consultant and such breach has not been remedied by the Consultant.

(b)

At any time by the Consultant for cause, including, but not limited to, a material and ongoing breach by the Company which has not been remedied within 30 days of notice of such breach and such breach has not been remedied. For the avoidance of any doubt any failure to pay Consultancy Fees, reimburse any and all costs and any failure to comply with marketing and advertising budgets shall be deemed to be a material breach.

(c)	The bankruptcy or insolvency of the Company.

9.00 INDEMNITY

9.01 The Consultant will indemnify and hold harmless from the Company from and against:

(a)	Any and all liabilities, whether accrued, absolute, contingent or otherwise, in regard to any taxes, government withholdings, and without limiting the generality of the foregoing;

(b)	Any and all damage or deficiencies resulting from any misrepresentation or material breach of this Agreement; and

(c)	any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

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10.00 ARBITRATION

10.01 If there is any disagreement between the parties hereto with respect to the terms of this Agreement or the interpretation thereof, the same will be referred to a single arbitrator pursuant to the jurisdiction of the governing law of the agreement, and any amendments thereto, and the determination of such arbitrator will be final and binding upon the parties hereto.

11.00 INTERPRETATION

11.01 Each provision of this Agreement is declared to constitute a separate and distinct covenant and will be severable from all other such separate and distinct covenants.

11.02 If any covenant or provision is determined to be void or unenforceable, in whole or in part, it will not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

11.03 The headings in this Agreement form no part of the agreement between the parties and will be deemed to have been inserted for convenience only and will not affect the construction hereof.

11.04 Wherever the singular or the masculine is used herein, the same will be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

12.00 GOVERNING LAW

12.01 This Agreement will, in all respects, be governed by and construed in accordance with the laws of Hong Kong.

13.00 FURTHER DOCUMENTS

13.01 The parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

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14.00 ASSIGNMENT

14.01 The Consultant may assign his contract to a company in which he is employed to carry out his obligations on behalf of the Distributor. This assignment is subject to the reasonable approval of the Company.

15.00 NOTICE

15.01 Any notice in writing required or permitted to be given to either party hereunder will be deemed to have been well and sufficiently given if mailed by prepaid registered mail or delivered or telecopied to the address of the party to whom it is directed set forth on page 1, or such other address as either party may from time to time direct in writing and any such notice will be deemed to have been received, if mailed, seven (7) business days after the date of mailing and, if delivered or telecopied, upon the date of delivery or telecopy. If normal mail service is interrupted by strike, slow down, force majeure or other cause, a notice sent by mail will not be deemed to be received until actually received, and the party sending the notice will deliver such notice in order to ensure receipt thereof.

16.00 ENTIRE AGREEMENT

16.01 The provisions herein constitute the entire agreement between the parties and supersede all previous expectations, undertakings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

17.00 NO PARTNERSHIP

17.01 No agency, employment or partnership is hereby created between the parties and either party, which would create any apparent agency, or partnership between the parties hereto will make no representations.

18.00 INDEPENDENT LEGAL ADVICE

18.01 The parties hereto confirm that they have been recommended to obtain independent legal advice prior to the execution of this Agreement and confirm that they have obtained independent legal advise or alternatively, have waived their right to the same.

19.00 ENUREMENT

19.01 The provisions of this Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors and assigns.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

By:	/s/ Andy Smith
The Consultant – Andy Smith

XPLOSION INCORPORATED

By:	/s/ Nicholas Galan
Nicholas Galan
President, CEO, Director

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